Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Jackson W. Moore, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Union Planters Corporation, and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Union Planters Corporation Directors' Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

    Annual Report on Form 10-K for the year ended December 31, 2001 of Union Planters Corporation filed with the Commission on March 15, 2002;

    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Union Planters Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

    any amendments to any of the foregoing.

Respectfully submitted, /s/ Jackson W. Moore Mr. Jackson W. Moore Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) Union Planters Corporation August 13, 2002	Subscribed and sworn to before me this 13th day of August 2002. _______________________ Notary Public My Commission Expires: